Exhibit 99.1

Zevia Expects Fourth Quarter 2024 Net Sales of Approximately $39.5 Million

Revises Q4 Adjusted EBITDA loss(1) Expectations to Approximately $3.9 - $4.2 Million to Reflect Incremental Investment in Successful Holiday Marketing Campaign

LOS ANGELES – January 13, 2025 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the Company bringing naturally delicious, zero sugar, clean-label beverages, provides an update on its fourth quarter and full year 2024 outlook. Zevia currently expects fourth quarter 2024 net sales of approximately $39.5 million, at the high end of its previous outlook. Adjusted EBITDA loss(1) is now expected to be $3.9 million to $4.2 million, primarily due to the strategic decision to put incremental investment behind its successful holiday campaign.

“We are pleased with the overwhelmingly positive response to our now-viral holiday marketing campaign as well as the inflection in business during the fourth quarter,” said Amy Taylor, President and Chief Executive Officer of Zevia. “The ad, ‘Break from Artificial’ used exaggerated AI imagery to shine a light on artificiality in advertising and in beverage in a light-hearted way. We saw an opportunity to create a parody of a widely-discussed mainstream soda holiday ad, which effectively positioned Zevia as an alternative for consumers craving something more real. The response validated our new marketing direction and served as an early launch to a series of 2025 campaigns that position Zevia as the anti-artificial alternative to mainstream soda.”

Ms. Taylor continued, “Based on the strong consumer response and engagement levels of the original digital ad, we made the strategic decision to increase our linear advertising in December during NCAA football playoff games and key holiday NFL games, among others. In total, the ad garnered over 292 million impressions, serving to bring Zevia’s brand voice and unique positioning to a much broader audience. We plan to continue to opportunistically invest in initiatives to further build brand awareness and drive accelerated future growth. This is in part fueled by the significant progress we have made with our productivity initiative, which is expected to result in $15 million in annual cost savings, the majority of which we plan to reinvest in growth initiatives.”

Q4 and Full Year 2024 Outlook

For the fourth quarter of 2024, the Company now expects:

•
Net sales of approximately $39.5 million.
•
Adjusted EBITDA loss(1) of $3.9 million to $4.2 million as compared to an Adjusted EBITDA loss(1) of $6.8 million in the fourth quarter of 2023.

For the Full Year 2024, the Company now expects:

•
Net sales of approximately $155.0 million.
•
Adjusted EBITDA loss(1) of $15.2 million to $15.5 million as compared to an Adjusted EBITDA loss(1) of $19.0 million in 2023.

(1) Adjusted EBITDA is a non-GAAP financial measure. See below for a discussion of how we define and calculate this measure.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation due to timing considerations required for stock-based compensation, income tax, and charges associated with restructuring and cost saving initiatives. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results.

These preliminary results and updated forecasts presented herein for the fourth quarter and full year of 2024 are estimates, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s year-end closing procedures. This press release does not present all necessary information for an understanding of the Company's financial condition as of the date of this release, or its results of operations for the fourth quarter and full year 2024.

ICR Conference

Management will present at the 27thAnnual ICR Conference today, January 13, 2025, at approximately 3:00 pm ET. A live webcast of the presentation will be available on the Investor Relations section of Zevia’s website, investors.zevia.com. Shortly following the event, a replay of the webcast will be available for approximately thirty (30) days.

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, (2) provision (benefit) for income taxes, (3) depreciation and amortization, (4) equity-based compensation, and (5) restructuring expenses (for 2024, in light of our Productivity Initiative). Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses, and restructuring. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding financial guidance or outlook, expected benefits of and annualized cost savings from the Productivity Initiative, long-term growth opportunities, future results of operations or financial condition, strategic direction, and plans and objectives of management for future operations, including marketing, distribution expansion and product innovation. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels and any disruption of our supply chain, product demand, changes in the retail landscape or in sales to any key customer, change in consumer preferences, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, such as pandemics or epidemics, adverse global macroeconomic conditions, including relatively high interest rates, instability in financial institutions and a recessionary environment, any potential shutdown of the U.S. government, and geopolitical events or conflicts, including the military conflicts in Ukraine and the Middle East and trade tensions between the U.S. and China, our ability to maintain our listing on the New York Stock Exchange, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities, costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations, and completion of customary annual audit procedures that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, and vegan. Zevia is distributed in more than 37,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the grocery, drug, warehouse club, mass, natural, convenience and ecommerce channels.

(ZEVIA-F)

Contacts

Investors

Greg Davis
Zevia PBC
424-343-2654
Greg@zevia.com

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com